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Exhibit 10.36

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of December 31, 2002 (the "Effective Date") by and between FAIRPOINT
COMMUNICATIONS, INC., a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), and EUGENE B. JOHNSON (the "Executive").

                                    RECITALS:

     WHEREAS, the Executive is currently employed by the Company as its Chief Executive Officer pursuant to an Employment Agreement dated January 1, 2002, for a period ending March 31, 2003 (the "Existing Employment Agreement").

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its subsidiaries and stockholders to enter into this Agreement for purposes of extending the term of Executive's employment for an additional three (3) years and nine (9) months, providing additional responsibilities and benefits to Executive, entering into a post-employment noncompetition agreement with Executive and otherwise employing the Executive on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the respective agreements and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. EMPLOYMENT PERIOD. Subject to Section 3, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, as Chief Executive Officer of the Company and/or as Chairman of the Board of Directors of the Company, in accordance with the terms and provisions of this Agreement for a period commencing on the date hereof and ending on December 31, 2006 (the "Employment Period"). In the event the Executive continues to perform services after the Employment Period, and pending agreement for extension of the Employment Agreement, such services shall constitute employment for an unspecified term, terminable at will, with or without cause or reason, with or without advance notice, and with or without pay in lieu of advance notice.

     2. TERMS OF EMPLOYMENT.

        (a) POSITION AND DUTIES.

            (i) During the term of the Executive's employment, the Executive shall serve as the Chief Executive Officer of the Company and/or as Chairman

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of the Board of Directors of the Company and, in so doing, shall perform normal duties and responsibilities associated with such positions.

            (ii) During the term of the Executive's employment, and excluding any periods of vacation and other leave to which the Executive is entitled, the Executive agrees to devote substantially all his business time to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully, effectively and efficiently his duties and responsibilities.

            (iii) Notwithstanding Section 2(a)(ii) hereof, during the term of the Executive's employment it shall not be a violation of this Agreement for the Executive to (1) serve on industry, trade, civic, educational or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements, and/or (3) manage personal investments, so long as such activities do not interfere with the performance of the Executive's duties and responsibilities as an employee of the Company.

            (iv) Executive agrees to observe and comply with the Company's rules and policies as adopted by the Company from time to time.

        (b) COMPENSATION.

            (i) BASE SALARY. During the term of the Executive's employment, the Executive shall receive an annual base salary of $350,000 (the "Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company.

            (ii) BONUS. Executive shall be eligible for a bonus each year (up to 50% of Executive's Annual Base Salary), which bonus shall be paid if fully earned, all as provided in an objective bonus arrangement set and documented by the Company's Compensation Committee and Executive each year.

            (iii) INCENTIVE SAVINGS, STOCK OPTION AND RETIREMENT PLANS. During the term of the Executive's employment, the Executive shall be entitled to participate in all incentive, savings, stock option and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company, as amended from time to time. Without limiting the foregoing, Executive currently has 213,200 fully-vested options under the Company's 1995 Stock Option Plan (the "95 Plan"), 1,104,584 fully-vested options under the Company's 1998 Stock Incentive Plan (the "98 Plan") and 27,033 fully-vested options (25% of the March 12, 2002 Grant) under the Company's 2000 Employee Stock Option Plan (the "2000 Plan"). The Executive also has been granted 298,750 options which are scheduled to vest on May 21, 2003 and 41,666 options which are scheduled to vest ratably on January 31, 2003, February 28, 2003 and March 31, 2003, each of which were granted pursuant to the 98 Plan. The Executive has further been granted 81,098 options pursuant to the 2000 Plan, which are scheduled to vest ratably on April 1, 2003, April 1, 2004 and April 1, 2005. Except as

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provided in Section 4 hereof, all options granted to Executive under the 98 Plan and the 2000 Plan shall vest in accordance with the terms and conditions of the agreements granting such options.

            (iv) WELFARE BENEFIT PLANS. During the term of the Executive's employment, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under the welfare benefit plans, practices, policies and programs provided by the Company, including medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, as amended from time to time, to the extent applicable generally to other employees of the Company. Notwithstanding the foregoing, the Company shall pay (i) all health insurance premiums related to the Company's plans that Executive or his spouse would otherwise be required to pay personally, and (ii) all medical, prescription, dental and other health related bills of Executive and his spouse not covered by the Company's health insurance plans. In addition, the Executive shall be entitled to payment of long term disability and term life insurance premiums in an amount not to exceed $10,000 in the aggregate annually.

            (v) PERQUISITES. During the term of the Executive's employment, the Executive shall be entitled to receive, in addition to the benefits described above, such perquisites and fringe benefits appertaining to his position in accordance with any policies, practices and procedures established by the Board, as amended from time to time, including, without limitation, reimbursement for automobile (import luxury or equivalent) expenses.

            (vi) EXPENSES. During the term of the Executive's employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the Company's policies, practices and procedures, as amended from time to time.

     3. TERMINATION OF EMPLOYMENT.

        (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If a Disability (as defined below) of the Executive has occurred during the Employment Period, the Company may give to the Executive written notice in accordance with Section 8(e) hereof of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the ninetieth (90th) day after receipt of such notice by the Executive (the "Disability Effective Date"), if, within ninety (90) days after such receipt, the Executive shall not have returned to perform, with reasonable accommodation, the essential functions of his position. For purposes of this Agreement, at any time the Company or any of its affiliates sponsors a long-term disability plan for the Company's employees, "Disability" shall mean disability as defined in such long-term disability plan. The determination of whether the Executive has a Disability shall be made by the person or persons required to render

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disability determinations under the long-term disability plan. At any time the
Company does not sponsor a long-term disability plan for its employees, "Disability" shall mean the Executive's inability to perform, with reasonable accommodation, the essential functions of his position hereunder for a period of 180 days in any 360 consecutive day period due to mental or physical incapacity, as determined by a physician selected by the Company or its insurers.

        (b) CAUSE OR WITHOUT CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (a) misappropriating any funds or any material property of the Company, (b) obtaining or attempting to obtain any material personal profit from any transaction in which the Executive has an interest which is adverse to the interest of the Company unless the Company shall first give its consent to such transaction, (c) (i) the willful taking of actions which directly impair the Executive's ability to perform the duties required by the terms of his employment, or (ii) taking any action detrimental to the Company's goodwill or damaging to the Company's relationships with its customers, suppliers or employees; provided that such neglect or refusal, action or breach shall have continued for a period of twenty (20) days following written notice thereof, (d) being convicted of or pleading NOLO CONTENDERE to any crime or offense constituting a felony under applicable law or any crime or offense involving fraud or moral turpitude, or (e) any material intentional failure to comply with applicable laws or governmental regulations within the scope of employment as defined by this Agreement. For purposes of this Agreement, "without Cause" shall mean a termination by the Company of the Executive's employment during the Employment Period for any reason other than a termination based upon Cause, death or Disability.

        (c) NOTICE OF TERMINATION. Any termination by the Company for Cause or without Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Section 8(e). For purposes of this Agreement, the term "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

        (d) DATE OF TERMINATION. The term "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein pursuant to Section 3(c), as the case may be, (ii) if the Executive's employment is terminated by the Executive, thirty (30) days from the date of receipt of the Notice of Termination, (iii) if the

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Executive's employment is terminated by the Company other than for Cause, the date on which the Company notifies the Executive of such termination, and (iv) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability, as the case may be.

     4. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a) If, during the Employment Period, the Company shall terminate the Executive's employment for Cause or the Executive shall voluntarily resign, the Executive shall not be entitled to any future benefits pursuant to this Agreement.

        (b) Upon the earliest of (A) expiration of the Employment Period, or (B) termination of the Executive's employment as Chief Executive Officer and as Chairman of the Board of Directors without Cause, the Executive shall be entitled to receive from the Company the following, effective as of the date of occurrence of such event (the "Termination Event"):

            (i) Title to two (2) permanent seat licenses with the Carolina Panthers.

            (ii) Continued fully paid medical coverage (as provided in Section 2(b)(iv)) for Executive and Executive's spouse until each such person has reached age sixty-five (65).

            (iii) Accelerated vesting of all options referred to herein granted to Executive under the 98 Plan and the 2000 Plan, as of the date of the Termination Event.

            (iv) Extension of the Executive's right to exercise all of his vested options under the 95 Plan until the earlier of (a) May 21, 2008, or (b) the Sale of the Company (as defined in the 98 Plan to mean the consummation of either (i) a sale by THL (Thomas H. Lee Equity Fund IV, L.P. and the parties listed on Schedule A to the Stockholders' Agreement dated as of January 20,
2000) and Kelso (collectively Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P.) of all the shares of the Company's Common Stock owned by them to one or more third parties, or (ii) a sale of all or substantially all of the Company's and its subsidiaries' assets).

            (v) Extension of the Executive's right to exercise all of his vested options under the 2000 Plan until the earlier of (a) March 12, 2012, or (b) the Sale of the Company (as above defined).

        (c) Upon the expiration of the Employment Period at December 31, 2006, unless extended by the mutual agreement of the Company and Executive, the Executive shall be entitled to receive, in accordance with the customary payroll practices of the Company, payment of Executive's Base Salary as of the Termination Event for one

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year following the Termination Event, subject to such payment being suspended for a breach of the Executive's covenant not to compete set forth in Section 6 hereof. In addition, the Company shall maintain the Executive's long term disability and term life insurance premiums (as provided in Section 2(b)(iv)) for such period.

        (d) In the event that the Executive's employment as Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Company is terminated without Cause at any time during the Employment Period, the Executive shall be entitled to receive, in accordance with the customary payroll practices of the Company, payment of Executive's Base Salary as of the Termination Event for two years following the Termination Event, subject to such payment being suspended for a breach of the Executive's covenant not to compete set forth in Section 6 hereof. In addition, the Company shall maintain the Executive's long term disability and term life insurance premiums (as provided in Section 2(b)(iv)) for such period.

     5. PROTECTION OF CONFIDENTIAL INFORMATION. Executive acknowledges that by reason of his position with the Company, he has had and will continue to have complete access to and knowledge of the Company's Confidential Information. The Company's "Confidential Information", as used in this Agreement, means any form of data or information in the possession or control of the Company which relates to its business affairs, including but not limited to trade secrets, proprietary information or other information not in the public domain. Confidential Information includes but is not limited to product or service concepts and designs, marketing insights, technology related to the Company's business, business methods and strategies, all financial information and plans of the Company, acquisition targets and potential targets, strategic business plans, pricing terms and methods, growth, expansion or acquisition plans, financing or venture capital sources and plans, and all similar information that the Company holds in confidence or that competitors of the Company would be desirous of obtaining. Executive agrees to use the Confidential Information only for the purpose of or in connection with the business of the Company, and to keep the Company's Confidential Information in strictest confidence and secrecy and not to use or disclose Confidential Information to any person or entity except for purposes of conducting the business of the Company, both during the term of Executive's employment with the Company (both during the Employment Period and any continuation period thereafter) and thereafter for a period of five (5) years. Executive will return all Confidential Information to the Company immediately upon termination of his employment with the Company.

     6. NON-COMPETITION.

        (a) NON-COMPETITION AGREEMENT. Executive agrees that, without the prior written consent of the Company's Board of Directors, during the term of his employment with the Company, including any continued employment after the Employment Period, and for a period of two (2) years thereafter, he will not "Compete" with the Company in the "Prohibited Territory."

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        (b) DEFINITION OF "COMPETE". For purposes of this Section 6, the term
"Compete" means to be employed or engaged in any capacity, whether as an employee, as a consultant, or by self-employment, individually or on behalf of others, or to have any ownership interest in, any business or entity engaged in business in the "Telecommunications Industry"; provided, however, that the purchase and ownership of capital stock of less than two percent (2%) in a publicly traded entity within the Telecommunications Industry shall not constitute competing. As used herein, the term "Telecommunications Industry" shall have its broadest definition, as generally understood by the investing public, and includes, but is not necessarily limited to the ownership, acquisition or operation of, investment in, or the provision of services or technology related to Rural Local Exchange Carriers (RLECs), Incumbent Local Exchange Carriers (ILECs), Competitive Local Exchange Carriers (CLECs), Internet Service Providers (ISPs), cable television services, retail or wholesale distribution of long distance services, Internet portal services, web casting and web hosting, dedicated service lines (DSL), broadband, voice or video conferencing, voice mail services, voice, data or video transmissions, cellular or wireless telephone, data, paging or Internet access services, prepaid calling cards and other prepaid communication services, electronic mail services, directory and operator assistance services, facsimile and data services, and other similar and related services and products.

        (c) DEFINITION OF "PROHIBITED TERRITORY". For purposes of this Section 6, the term "Prohibited Territory" shall mean and include each of the following defined areas: (i) the United States, and (ii) any State within the United States where the Company is engaged in business in the Telecommunications Industry. For purposes of this Section 6, a person or entity is considered to be Competing in the Prohibited Territory if it is engaged in offering or providing products or services related to the Telecommunications Industry within the Prohibited Territory, regardless of the geographic location of the Competing individual or entity.

        (d) ACKNOWLEDGMENTS BY EXECUTIVE. Executive acknowledges that the terms of this Section 6, including the definitions of "Compete", "Telecommunications Industry" and "Prohibited Territory", and the two (2) year post employment term are reasonable, and are no broader than necessary to protect the Company's legitimate business interests. Executive specifically acknowledges and agrees that (i) he has received adequate and valuable consideration for entering into this noncompetition agreement, (ii) the Company is currently engaged in business in the Telecommunications Industry, and is either actively engaged in each aspect thereof set out in the definition set forth in Section 6(b) above, or it reasonably anticipates that it will be engaged in each such aspect or activity competitive with it, during the Employment Period, and that part of Executive's responsibilities as Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Company are and will continue to be to explore and expand the Company into each aspect of the Telecommunications Industry where it can profitably do so, (iii) the nature of the Telecommunications Industry is such that the range of business and competition is not necessarily contained within easily

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definable geographic territories, and that in many respects, otherwise unrelated aspects of the Telecommunications Industry are competitive with each other (for example, cable television providers, telephone companies and ISPs all compete with each other to provide Internet access and services to consumers and businesses), (iv) the business of investing in and operating RLECs, ILECs, CLECs and/or ISPs is highly competitive, and (v) by reason of his responsibilities as Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Company, he will be intimately familiar with and engaged in developing the Company's business, financial and growth plans and other Confidential Information, and that if he engages in any of the activity prohibited by this
Section 6, it is inevitable that he would use or disclose Confidential Information of the Company.

        (e) GOVERNING LAW; ENFORCEMENT; SURVIVAL. Notwithstanding the provisions of Section 8(c), the provisions of Section 5 and the provisions of this Section 6 shall be construed and enforced in accordance with the laws of the State of North Carolina, without regard to principles of conflict of laws. Executive agrees that the Company would suffer irreparable harm in the event of any violation of Sections 5 or 6 hereof, and the Company is therefore entitled to injunctive relief to enforce the provisions thereof The provisions of Sections 5 and 6 shall survive the termination of this Agreement in accordance with their terms, and shall inure to the benefit of the Company and its affiliates, and each of their successors and assigns.

        (f) SEVERABILITY. In the event that any provision contained herein is held to be invalid, prohibited or unenforceable because of the scope, duration or area of applicability, such provision shall be ineffective only to the extent of such invalidity, prohibition or unenforceability. Executive and the Company agree that it is each of their intent and desire that the provisions of Section 6 be enforced to the absolute greatest extent permissible by law, and they each therefore agree and request that, to the extent a court determines these provisions or any part thereof are unenforceable to any extent, such court may and should limit the enforcement to discrete geographic territories set forth in
Section 6(c), or to specific states in which the Company is doing business, or to specific aspects of the Telecommunications Industry, as listed in Section 6, as the court deems necessary to the enforceability of the letter and intent of this Agreement..

     7. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. This Section 7 is intentionally in addition to but not in replacement of Section 6(f) above.

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     8. MISCELLANEOUS.

        (a) COUNTERPARTS. This Agreement may be executed in several counterparts each of which is an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

        (b) CONTENTS OF AGREEMENT; PARTIES-IN-INTEREST. This Agreement sets forth the entire understanding of the parties regarding the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Company and the Executive. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other party hereto.

        (c) NEW YORK LAW TO GOVERN. EXCEPT AS PROVIDED IN SECTION 6(e), THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

        (d) SECTION HEADINGS. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

        (e) NOTICES. All notices, requests, demands and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, or by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):

                           If to the Company, to:

                                    FairPoint Communications, Inc.
                                    521 East Morehead Street, Suite 250
                                    Charlotte, North Carolina 28202
                                    Facsimile:   (704) 344-1594
                                    Attn:   Shirley J.  Linn, Esq.

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                           Copy to:

                                    Paul, Hastings, Janofsky & Walker LLP
                                    Park Avenue Tower
                                    75 E. 55th Street
                                    New York, New York 10022-3205
                                    Facsimile:   (212) 339-9150
                                    Attn:   Thomas E.  Kruger, Esq.

                           If to the Executive, to:

                                    Eugene B.  Johnson
                                    920 Berkeley Avenue
                                    Charlotte, North Carolina 28203

        (f) MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by the Company and the Executive. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

        (g) THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth herein, no individual or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

        (h) TERMINATION OF PRIOR ARRANGEMENTS. The parties hereto acknowledge and agree that this Agreement supersedes and terminates all existing employment and severance agreements or arrangements between the Company and/or any of its affiliates and the Executive, including but not limited to Executive's employment agreement with the Company dated January 1, 2002.

        (i) EXECUTIVE'S LEGAL FEES. The reasonable costs and expenses for legal services incurred by Executive in the negotiation and execution of this Agreement shall be paid by the Company.

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     IN WITNESS WHEREOF, the parties hereto have executed or have caused this
Agreement to be duly executed as of the date first above written.

                                         EXECUTIVE

                                         /s/ Eugene B. Johnson
                                         -----------------------------------
                                         Eugene B. Johnson


                                         FAIRPOINT COMMUNICATIONS, INC.

                                         By:  /s/ Walter E. Leach
                                              ------------------------------
                                         Name: Walter E. Leach
                                               -----------------------------
                                         Title: Senior Vice President
                                                ----------------------------

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